Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) is made and entered into as of June 24, 2024 (the “Effective Date”) by and between Greystone Housing Impact Investors LP, a Delaware limited partnership formerly known as America First Multifamily Investors, L.P. (“Borrower”), and Bankers Trust Company (“Bank”).

RECITALS

A. Borrower and Bank entered into an Amended and Restated Credit Agreement dated August 23, 2021, as amended by a First Amendment to Amended and Restated Credit Agreement dated April 29, 2022, a Second Amendment to Amended and Restated Credit Agreement dated July 29, 2022, and a Third Amendment to Amended and Restated Credit Agreement dated June 27, 2023 (as amended, the “Agreement”) (all capitalized terms not otherwise defined herein are as defined in the Agreement), pursuant to which Bank agreed to provide certain credit facilities to Borrower on the terms and conditions contained therein.

B. Borrower has requested that Bank consent to certain modifications to the terms and conditions of the Agreement. Bank is agreeable to such request on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Borrower and Bank agree as follows:

I.
Effective as of the Effective Date, the terms of the Agreement are modified and amended as hereinafter provided:

A.
Subsection (mmm) of Section 1.1 of Article 1 of the Agreement is deleted and replaced with the following:

(mmm) Revolving Loan Maturity Date: June 30, 2025, subject to potential extension in accordance with Section 2.1(m) of this Agreement.

This amendment of the Revolving Maturity Date is made pursuant to Borrower’s election to extend the Revolving Loan Maturity Date under Section 2.1(m) of the Agreement. After execution of this Amendment, Borrower shall have the right to extend the Revolving Loan Maturity Date for one (1) additional Extension Term under and subject to the terms and conditions of Section 2.1(m) of the Agreement.

B.
Section 1.1 of Article 1 of the Agreement is amended by adding thereto the following new subsection (ffff):

(ffff) Investment Grade Tenant shall mean a tenant with a credit rating of: (i) BBB- or better per Standard & Poor’s; (ii) Baa3 or better per Moody’s; and/or (iii) BBB- of better per Fitch.

C.
Subsection (c) of Section 2.1 of Article 2 of the Agreement is deleted and replaced with the following:

(c) Use of Proceeds. Borrower hereby acknowledges and agrees that the amount of any requested Advance under the Revolving Loan shall be used exclusively for acquisition of a Financed Asset, with the terms of such transaction approved by Bank in its discretion. A Financed Asset may only include: (i) taxable or tax-exempt mortgage revenue bonds, or (ii) taxable or tax-exempt loans (whether made directly to a borrower or indirectly through a governmental entity) which finance the acquisition, rehabilitation, or construction of affordable housing or which are otherwise secured by real estate or mortgage backed securities, or (iii) taxable or tax-exempt loans secured by master lease agreements guaranteed by Investment Grade Tenants, provided that any Advance made under clause (iii) of this Section 2.1(c) shall have an Advance Repayment Date of the 45th day following the date on which the Advance was made notwithstanding the terms of Section 2.1(b)(ii) of this Agreement.

II.
This Amendment shall be effective as of the Effective Date set forth above upon Bank having received an executed original hereof, together with each of the following, each in substance and form acceptable to Bank in its sole discretion:

A.
A restatement of the Revolving Note executed on behalf of Borrower.
B.
Payment of an extension fee in the amount of $25,000.00 pursuant to Section 2.1(m)(v) of the Agreement.
C.
Such other documents or agreements as Bank may require.

III.
Except as amended hereby, all terms of the Agreement are hereby ratified and confirmed and remain in full force and effect, the terms of which are incorporated herein by this reference. The parties confirm and ratify the Loan Documents, and all collateral agreements, all certificates executed and delivered to Bank, and all other documents and actions relating to the obligations referred to in the Agreement, except as amended hereby.

IV.
Borrower represents that, to its knowledge, no Event of Default or Unmatured Event of Default has occurred or is occurring under the terms of the Agreement or under any collateral agreements or under any other Loan Documents, and that all of the covenants, representations, and warranties contained in the Agreement and the collateral agreements remain true as of the date hereof except with respect to those which are made with respect to specified earlier dates.

V.
The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Bank under the Agreement or other Loan Documents, nor constitute a waiver of any provision of the Loan Documents except to the extent expressly provided for herein. This Amendment shall not affect, alter, amend, or waive any right, power, or remedy of Bank by virtue of any Borrower’s actions or failure to take certain actions which constitute an Event of Default under the Agreement or any of the Loan Documents.

VI.
This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which shall be taken together and constitute one and the same agreement. Signatures may be made and delivered by telefax or other similar method which shall be effective as originals.

[SIGNATURE PAGE FOLLOWS]

IMPORTANT. READ BEFORE SIGNING, THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN AGREEMENT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, this Amendment is executed by the parties effective as of the date first set forth above.

Greystone Housing Impact Investors LP, a Delaware limited partnership, formerly known as America First Multifamily Investors, L.P.

By: /s/ Jesse A. Coury

Jesse A. Coury, Chief Financial Officer

Bankers Trust Company

By: /s/ Scott Leighton

Scott Leighton, Senior Vice President